Exhibit 99.1

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made and entered into as of the last date of signature of this Agreement (the “Execution Date”), by and between United Therapeutics Corporation, a Delaware public benefit corporation with a principal place of business at 1000 Spring Street, Silver Spring, Maryland 20910 (“UTC”), and Liquidia Technologies, Inc., a corporation organized and existing under the laws of Delaware, with a principal place of business at 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560 (“Liquidia”) (each of UTC and Liquidia may be referred to herein, individually, as a “Party” and, together, as the “Parties”).

WHEREAS, the Parties have been and/or are engaged in the Contested Proceedings (as defined below);

WHEREAS, the Parties desire to reach a business resolution of the Contested Proceedings and other disputes between them, except as to claims in the Contested Proceedings against Robert Roscigno as an individual, without either Party making any admission of infringement, liability, or wrongdoing of any kind and without the expenditure of further time and expense with respect thereto; and

NOW, THEREFORE, in consideration of the mutual covenants, conditions, obligations, and releases set forth in this Agreement, and other good and valuable consideration, the Parties, each intending to be bound, agree as follows:

1.             Definitions

As used herein, the following terms will have the following meanings:

1.1             “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the purposes of this definition, the term “control” (including its cognates “controlling”, “controlled by”, and “under common control”) means: (i) ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities, equity capital, or other ownership interest in or of such Person; (ii) the possession, directly or indirectly, of the power to control or otherwise direct the affairs of such Person; (iii) in the case of non-stock organization, the power to control the distribution of profits of such Person; or (iv) such other relationship as, in fact, results in the actual control over the management, business, and affairs of such Person.

1.2             “Applicable Law” means (i) all laws, statutes, constitutions, treaties, rules, regulations, ordinances, codes, guidance, and common law (including applicable securities laws); and (ii) all judicial, executive, legislative, administrative or military orders, directives, decrees, injunctions, judgments, permits, and other legal requirements of, with, or adopted or imposed by any Governmental Authority, now or hereafter in effect and, in each case, as amended from time to time, including any such legal requirement, that relates to or governs the product, a Party, or the activities described herein.

1.3             “Business Day” means any day other than a Saturday or Sunday on which banking institutions in New York, New York, United States and Vancouver, British Columbia, Canada are open for business. Days shall be calculated based on the Eastern time zone.

1.4             “Confidential Information” means the negotiation of the terms of this Agreement and any information or reports exchanged or delivered in accordance with Section 10.1. Confidential Information does not include (a) the terms of this Agreement as entered into on the Execution Date, including without limitation the fact that the parties agree to dismiss with prejudice the Contested Proceedings; or (b) any information which (i) is already known to the receiving Party at the time of disclosure, as reasonably documented by written records; (ii) is or later becomes public knowledge through no fault of the receiving Party; (iii) is lawfully received on a non-confidential basis by the receiving Party from a third party having the lawful right to disclose the information; or (iv) is independently developed by or on behalf of the receiving Party without use of, reference to, or access to the disclosing Party’s Confidential Information.

1.5             “Contested Proceedings” means the proceedings identified in Schedule A.

1.6             “FDA” means the United States Food and Drug Administration and any successor agency having substantially the same functions.

1.7             “Governmental Authority” means any federal, state, commonwealth, provincial, local, or foreign governmental authority, entity, body, branch, agency, department, bureau, board, commission, officer, official, court, adjudicator, tribunal, or other entity, including any agent, division, or subdivision thereof, exercising executive, legislative, judicial, regulatory, or administrative authority, including any state, commonwealth, provincial, local, or foreign equivalents.

1.8             “Infringing Liquidia Product” means all of the pharmaceutical products (including all dosages, strengths, and packaging) approved by the U.S. Food and Drug Administration under New Drug Application (“NDA”) No. 213005 (the “Liquidia Product NDA”) and currently sold under the trademark of Yutrepia® (treprostinil) inhalation powder and including an indication for the treatment of pulmonary hypertension associated with interstitial lung disease (“PH-ILD”) in the Territory.

1.9             “Liquidia’s Patent-in-Suit” means solely (i) U.S. Patent No. 10,898,494 entitled “Dry Powder Treprostinil for the Treatment of Pulmonary Hypertension” (“the ’494 Patent”); and (ii) any U.S. patent or patent application that claims priority to or through, or has common priority with, the ’494 Patent, including any U.S. continuations, continuations-in-part, divisionals, reissues, and extensions.

1.10             “Non-Infringing Liquidia Product” means all of the pharmaceutical products (including all dosages, strengths, and packaging) approved by the U.S. Food and Drug Administration under the Liquidia Product NDA or any successor NDA and sold under the trademark of Yutrepia® (treprostinil) inhalation powder and which is not indicated for the treatment of PH-ILD in the Territory with substantially the same formulation, together with any modifications, amendments, supplements, or extensions of said products.

1.11             “Orange Book” means the FDA’s publication “Approved Drug Products With Therapeutic Equivalence Evaluations.”

1.12             “Pending Claims Against Robert Roscigno” means those claims identified in Schedule A listed under the subheading Pending Claims Against Robert Roscigno.

1.13             “Person” means (i) any corporation, partnership, limited liability company, joint venture, joint stock company, association, trust, business trust, estate, unincorporated organization, or other business entity recognized under Applicable Law; (ii) any Governmental Authority; or (iii) any individual.

1.14             “Product Label” means, with respect to a product, (i) the FDA-approved prescribing information for such product in the U.S., including any required patient information; and (ii) all labels and other written, printed, or graphic matter upon a container, wrapper, or any package insert utilized with or for such product in the U.S., including any required patent marking.

1.15             “Territory” means the United States of America, including its territories and possessions.

1.16             “UTC’s Patents-in-Suit” means solely (i) U.S. Patent No. 11,826,327 entitled “Treatment of Interstitial Lung Disease” (“the ’327 Patent”); (ii) U.S. Patent No. 11,357,782 entitled “Treprostinil Administration by Inhalation” (“the ’782 Patent”); and (iii) any U.S. patent or patent application that claims priority to or through, or has common priority with, the ’327 Patent or ’782 Patent, including any U.S. continuations, continuations-in-part, divisionals, reissues, and extensions in the Territory, owned or controlled by UTC, even if they claim priority to or through, share a common disclosure or priority with, or are in the same patent family as the ’327 and ’782 Patents. For the avoidance of doubt, UTC reserves all rights and remedies against Liquidia with respect to any claimed subject matter that solely covers interstitial lung disease, including without limitation any form of pulmonary fibrosis, and no rights or releases are granted by UTC to Liquidia under this Agreement for that subject matter.

1.17             “UTC Products” means all of the pharmaceutical products (including all dosages, strengths, and packaging) approved by the U.S. Food and Drug Administration under (i) NDA No. 022387 and currently sold under the trademark TYVASO® (Treprostinil) inhalation solution; (ii) NDA No. 214324 and currently sold under the trademark TYVASO DPI® (Treprostinil) inhalation powder, both of which are indicated for the treatment of pulmonary arterial hypertension (“PAH”) and PH-ILD in the Territory with substantially the same formulation, together with any modifications, amendments, supplements, future versions, or extensions of said products; and (iii) any other inhaled treprostinil products UTC or its Affiliates may develop.

1.18             “Valid Claim” means (a) a claim of an issued and unexpired patent which has not lapsed or been revoked, abandoned, or held unenforceable or invalid by a final decision of a court or governmental or supra-governmental agency of competent jurisdiction, unappealable, or unappealed within the time allowed for appeal, and which has not been disclaimed, denied, or admitted to be invalid or unenforceable through reissue, reexamination, disclaimer, or otherwise; or (b) a pending claim of a patent application which patent application has not been pending for more than seven (7) years from the date of filing such application and which claim has not lapsed or been cancelled, withdrawn, abandoned, or rejected.

1.19             “Yutrepia®” means all of the pharmaceutical products (including all dosages, strengths, and packaging) approved by the U.S. Food and Drug Administration under the Liquidia Product NDA or any successor NDA and sold under the Yutrepia® trademark.

2.             Consideration

2.1             One-Time Payments. Liquidia agrees to pay to UTC within thirty (30) Business Days of the Execution Date, an amount equal to One Hundred Eighty Five Million Dollars ($185,000,000) (the “One-Time Liquidia Payment”) for damages to UTC from the sale of the Infringing Liquidia Product from June 2, 2025 to the Execution Date. UTC agrees to pay to Liquidia within thirty (30) Business Day of the Execution Date, an amount equal to Ten Million Dollars ($10,000,000) (the “One-Time UTC Payment”) for resolution of C.A. No. 2:19-cv-10170 as identified in Schedule A.

2.2             Prospective One-Time Payment. Liquidia agrees to pay to UTC an amount equal to One Hundred Forty-Five Million Four Hundred Thousand Dollars ($145,400,000) (the “Prospective Infringement Liquidia Payment”) for damages due to ongoing sales of Yutrepia® to PH-ILD patients from the day after the Execution Date. The Prospective Infringement Liquidia Payment shall be paid in two (2) equal installments, each in an amount equal to fifty percent (50%) of the Prospective Infringement Liquidia Payment (i.e., Seventy-Two Million Seven Hundred Thousand Dollars ($72,700,000)) (each, a “Prospective Infringement Installment”), payable on or before January 31, 2027, and April 30, 2027, respectively; provided that if any such date is not a Business Day, the applicable Prospective Infringement Installment shall be payable on the next succeeding Business Day. The parties confirm that this calculation is a reasonable estimate of the damages to be incurred by UTC, and not a penalty.

2.3             Manner of Payment. Liquidia will pay the One-Time Liquidia Payment and the Prospective Infringement Liquidia Payment in U.S. dollars by wire transfer or ACH in immediately available funds to an account in the name of UTC designated in writing by UTC. The One-Time Liquidia Payment and the Prospective Infringement Liquidia Payment to UTC will be made without any deduction or withholding for or on account of any taxes.

UTC will pay the One-Time UTC Payment in U.S. dollars by wire transfer or ACH in immediately available funds to an account in the name of Liquidia designated in writing by Liquidia. The One-Time UTC Payment will be made without any deduction or withholding for or on account of any taxes.

2.4             Letter of Credit. To ensure payment of the One-Time Liquidia Payment and Prospective Infringement Liquidia Payment, Liquidia shall, at its sole cost and expense, cause a reputable, international bank acceptable to UTC to issue an irrevocable, unconditional, and transferable Documentary Letter of Credit (“Letter of Credit”) to UTC. The Letter of Credit must be delivered to UTC within ten (10) Business Days of the Execution Date. It must verify that Liquidia is able to satisfy Sections 2.1 and 2.2. If Liquidia fails to establish the Letter of Credit within the required timeframe, UTC reserves the right to terminate this Agreement without penalty immediately upon written notice to Liquidia.

3.             Contested Proceedings; Releases

3.1          Contested Proceedings. Within ten (10) days after UTC’s receipt of the One-Time Liquidia Payment, the Parties, through their respective counsel, will file joint requests to move each Court to dismiss with prejudice any pending claims and any defenses and counterclaims in the Contested Proceedings set forth in Schedule A, except as to the claims against Robert Roscigno, as an individual, with respect to the Pending Claims Against Robert Roscigno, with each Party bearing its own attorney’s fees, costs, and expense. The Parties will cooperate with each other in securing the dismissal of the Contested Proceedings as appropriate. The Parties have agreed to the joint requests for dismissal in the form set forth in Schedules B-H. In the event any Court raises an objection to or otherwise fails to enter the joint requests for dismissal as set forth in Schedules B-H, the Parties agree to confer promptly and in good faith to take actions to secure entry of the joint requests for dismissal (including agreed upon modifications thereof). In addition, after receipt by Liquidia of the FDA’s approval for change of the Product Label for the Infringing Liquidia Product, Liquidia will deliver to UTC a sworn declaration from an officer on behalf of Liquidia that Liquidia is no longer marketing, promoting, distributing, selling, or offering for sale the Infringing Liquidia Product in the Territory.

3.2          Releases. The releases set forth in this Section 3.2 will not be effective until (a) UTC has received the One-Time Liquidia Payment and Liquidia has received the One-Time UTC Payment; (b) UTC has received the sworn declaration from Liquidia referenced in Section 3.1 that Liquidia is no longer marketing, promoting, distributing, selling, or offering for sale the Infringing Liquidia Product in the Territory, and (c) the Contested Proceedings have been dismissed as set forth in Section 3.1. The releases and no reliance set forth in Section 3.2 expressly exclude and do not extend to claims against Robert Roscigno, as an individual, in connection with the Pending Claims Against Robert Roscigno.

i.             UTC Release. UTC, for itself and its agents, successors, and assigns, does hereby forever release and discharge Liquidia and its Affiliates, and any of its past or present agents, employees, officers, directors, attorneys and suppliers, and any past or present distributors, resellers, purchasers and/or end-users of products sold or distributed by Liquidia, except as to claims against Robert Roscigno, as an individual, in connection with the Pending Claims Against Robert Roscigno, from any causes of action, losses, promises, damages, costs, expenses, liabilities, and/or demands of whatsoever character, nature and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the actions, conduct, omissions, or events alleged, which could have been alleged as of the Execution Date in the United States. The foregoing release extends to (i) any and all pending and potential claims, demands, causes of actions, liabilities, losses, damages, judgments, or appeals of whatever nature, known or unknown, arising out of or relating to the Contested Proceedings; and (ii) any and all claims, demands, causes of action, or liabilities arising under federal or state antitrust laws, including but not limited to the Sherman Act, the Clayton Act, and any similar state statutes that may arise in connection with this Agreement. Nothing in this Agreement shall be deemed a release or waiver of claims related to or arising out of acts or omissions by Liquidia occurring after the Execution Date (other than the sales of the Infringing Liquidia Product for the period until FDA approves the removal of PH-ILD from the Product Label of the Infringing Liquidia Product), including, without limitation any new or in development treprostinil-containing products, or activities taken by Liquidia to secure FDA approval for additional future indications of its YUTREPIA or other treprostinil-containing products. For the avoidance of doubt, the foregoing release and discharge applies to Liquidia, its Affiliates, and any of its past or present agents, employees (other than Robert Roscigno), officers, directors, attorneys, and suppliers for all claims asserted in the Pending Claims Against Robert Roscigno and such Liquidia parties shall not be jointly or severally liable for, and UTC releases herein, all claims asserted in the Pending Claims Against Robert Roscigno with respect to such Liquidia parties (other than Robert Roscigno), including any claims asserted in the Pending Claims Against Robert Roscigno that UTC is or would be entitled to a constructive trust or ownership over property to which Liquidia currently holds title. For purposes of clarity, UTC cannot sue Liquidia for performance in accordance with the terms of this Agreement or any cause of action relating to entering into this Agreement.

ii.            Liquidia Release. Liquidia, for itself and its agents, successors, and assigns, does hereby forever release and discharge UTC and its Affiliates, and any of its past or present agents, employees, officers, directors, attorneys, and suppliers, and any past or present distributors, resellers, purchasers, and/or end-users of products sold or distributed by UTC, from any causes of action, losses, promises, damages, costs, expenses, liabilities, and/or demands of whatsoever character, nature, and kind, known or unknown, suspected or unsuspected, fixed or contingent, arising out of or in any way related to the actions, conduct, omissions, or events alleged, which could have been alleged as of the Execution Date in the United States. The foregoing release extends to (i) any and all pending and potential claims, demands, causes of actions, liabilities, losses, damages, judgments, or appeals of whatever nature, known or unknown, arising out of or relating to the Contested Proceedings, including any and all right to appeal the Court’s opinion (D.I. 475) in United Therapeutics Corporation v. Liquidia Technologies, Inc., C.A. No. 1:23-cv-00975; and (ii) any and all claims, demands, causes of action, or liabilities arising under federal or state antitrust laws, including but not limited to the Sherman Act, the Clayton Act, and any similar state statutes that may arise in connection with this Agreement. Nothing in this Agreement shall be deemed a release or waiver of claims related to or arising out of acts or omissions by UTC occurring after the Execution Date. For purposes of clarity, Liquidia cannot sue UTC for performance in accordance with the terms of this Agreement or any cause of action relating to entering into this Agreement.

iii.           Full and Final Release. The Parties acknowledge that they intend this Agreement to be a full and final accord and satisfaction and release of every matter referred to in Section 3.2, and that the Parties have been advised of the existence of Section 1542 of the California Civil Code, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.

Notwithstanding Section 1542 of the California Civil Code and/or any other statute, law, or rule of similar effect, each of the Parties acknowledges and agrees that a Party hereunder may discover other facts, claims, or defenses that were unknown or unsuspected at the time this Agreement was executed, and that if known by the Party at that time may have materially affected that Party’s decision to execute this Agreement. Each of the Parties acknowledges and agrees that by reason of this Agreement and the releases contained in Section 3.2, each Party is assuming any risk of such unknown facts, unknown claims, and/or unsuspected claims, and that the releases contained in this Section 3.2 will constitute full releases in accordance with their terms. Accordingly, each of the Parties knowingly, expressly, and voluntarily waives and relinquishes all rights and benefits, if any, under Section 1542 of the California Civil Code, and/or any other statute, law, or rule of similar effect, with respect to the claims which are released pursuant to this Agreement.

iv.             No Reliance.  Subject to this Agreement, the Parties acknowledge that they are not relying and have not relied on any representation or statement made by UTC and/or Liquidia with respect to the facts involved in the Contested Proceedings, or with regard to their rights or asserted rights in regard to the Contested Proceedings. The Parties hereby assume the risk of any mistake of fact with regard to the Contested Proceedings and any of the facts that are now unknown to them relating thereto. The Parties acknowledge that they may later discover facts different from or in addition to those that they know or believe to be true with respect to the claims released herein, and agree that in such event, this Agreement will nevertheless remain effective in all respects, notwithstanding such different or additional facts or discovery of those facts.

4.             Liquidia’s Covenants; Agreement not to Contest or Challenge

4.1          Covenant to Provide Reasonable Cooperation with Litigation Against Robert Roscigno. During the pendency of the current Pending Claims Against Robert Roscigno, Liquidia agrees to (i) reasonably cooperate with document requests from UTC relevant to the Pending Claims Against Robert Roscigno; and (ii) reasonably make Liquidia’s employees and officers available for depositions and at trial without the necessity of a subpoena in connection with the Pending Claims Against Robert Roscigno. UTC will provide reasonable notice with respect to its requests for cooperation and make reasonable efforts to minimize disruption on Liquidia’s employees’ and officers’ schedules. Nothing in this provision or other parts of this Agreement obligates Liquidia to take actions against its legal interests or to provide documents or information subject to privilege, including attorney-client or work product information.

4.2           Covenant to Immediately Amend the Yutrepia® Product Label with the FDA and Cease Sales. As of Execution Date, Liquidia shall have filed or will immediately file with FDA to amend the current Product Label of the Infringing Liquidia Product to remove PH-ILD as an indicated treatment as well as any reference to PH-ILD from the Product Label, and will diligently and urgently engage with FDA to obtain FDA approval to so amend the current Product Label, including without limitation, as permitted, requesting expedited review of Liquidia’s request to amend the current Product Label as set forth in this Section 4.2. Until such time as the FDA has approved the Non-Infringing Liquidia Product, Liquidia shall provide summary updates regarding communications with FDA to the extent relating to, or which could reasonably be expected to have an impact on, the timing of amending the current Product Label of the Infringing Liquidia Product to remove PH-ILD within two (2) Business Days of the occurrence of such communications. Liquidia also shall immediately notify UTC in writing once Liquidia has received FDA approval of such amended Product Label, together with a copy of such amended Product Label. Upon such FDA approval, Liquidia shall immediately cease and desist any and all sales of the Infringing Liquidia Product, and shall immediately confirm that it has done so in writing to UTC in accordance with Section 3.1. Liquidia and its Affiliates shall solely market, detail and promote the Non-Infringing Liquidia Product only to health care practitioners who, to Liquidia’s knowledge, treat PAH patients. For purposes of clarity, Liquidia shall not market, detail, promote, distribute, sell, and/or offer for sale the Non-Infringing Liquidia Product for PH-ILD or encourage its use for PH-ILD.

4.3           Covenant to Cease Marketing, Advertising, Promotion, Proactive Medical Education and/or Detailing of Yutrepia® for Treatment of PH-ILD. As of Execution Date, Liquidia shall, and shall cause Liquidia’s officers, directors, agents, and representatives to, immediately and permanently cease, desist, and terminate any and all activities relating to the marketing, advertising, promotion, proactive medical education, and detailing of Yutrepia® for treatment of PH-ILD anywhere within the Territory, including without limitation (a) removing any reference to the use of Yutrepia® for PH-ILD from Liquidia’s website; (b) sending a Dear Healthcare Provider Letter informing healthcare practitioners of this change as reflected in Schedule I; (c) sending a Dear Payer Letter as reflected in Schedule J to the entities identified in Schedule J; (d) instructing Liquidia’s sales force to no longer use marketing and detailing information containing any reference to PH-ILD or the INCREASE study; (e) to no longer detail in any manner or form Yutrepia® for the treatment of PH-ILD; and (f) sending a “Dear Pharmacy” letter to all pharmacies carrying Yutrepia®, as reflected in Schedule K. Immediately following the Execution Date, Liquidia shall immediately include a mandatory certification with a checkbox that must be completed on any referral form, voucher application, prescription, or similar document for Yutrepia® that the patient has Group 1 PAH (or, in the future, any additional indications for which Yutrepia® has received FDA approval), and requiring health care practitioners to certify to the accuracy of the form. Liquidia also shall terminate cohorts of the ASCENT trial that are studying PH-ILD as promptly as practicable, cease and desist from publishing any new data, and cease and desist disseminating already published data, from cohorts of the ASCENT trial that are studying PH-ILD until after the expiration of the ’327 Patent. Without limiting the generality of the foregoing, Liquidia shall immediately cancel any promotional or non-promotional events (presentations, posters, sessions, exhibits, etc.) concerning the use of Yutrepia® for PH-ILD at all medical conferences.

4.4           Covenant Not to Sue UTC. Commencing on the Execution Date and through the Term, and solely with respect to the UTC Products referenced in clauses (i) and (ii) of Section 1.17, Liquidia and its Affiliates covenant not to sue, or support or encourage any third party to sue, UTC and/or its Affiliates, sublicensees, manufacturers, importers, suppliers, distributors, marketing partners, and customers, for infringement of the Liquidia Patent-in-Suit or any United States patent or application owned, licensed, or controlled by Liquidia or its Affiliates as of the Execution Date purporting to cover such UTC Products for PAH or PH-ILD based on UTC’s and/or any of its Affiliate’s making, using, importing, selling, or offering for sale of such UTC Products in or for the Territory for human use. Commencing on the Execution Date and through the Term, and solely with respect to the UTC Products referenced in clause (iii) of Section 1.17, Liquidia and its Affiliates covenant not to sue, or support or encourage any third party to sue, UTC and/or its Affiliates, sublicensees, manufacturers, importers, suppliers, distributors, marketing partners, and customers, for infringement of the Liquidia Patent-in-Suit based on UTC’s and/or any of its Affiliate’s making, using, importing, selling, or offering for sale of such UTC Products in or for the Territory for human use. Subject to Article 3, Liquidia hereby irrevocably covenants that it will not, directly or indirectly, alone or by, with or through others, cause, induce or authorize, or voluntarily assist, participate or cooperate in, the commencement, maintenance or prosecution of any action or proceeding of any kind or nature whatsoever, including any suit, complaint, grievance, demand, claim, or cause of action in, of, or before any Governmental Authority, against UTC or any of its Affiliates for a period of one (1) year after the Execution Date, except (i) as required by Applicable Law; (ii) with respect to any alleged breach of this Agreement; or (iii) related to or arising out of acts or omissions by UTC occurring after the Execution Date. For purposes of clarity, Liquidia cannot sue UTC for performance in accordance with the terms of this Agreement or any cause of action relating to entering into this Agreement. For the avoidance of doubt, Liquidia reserves all rights and remedies against UTC with respect to any claimed subject matter in the Liquidia Patent-in-Suit and any other Liquidia patents that solely covers products or methods using or incorporating Liquidia’s PRINT technology, and no rights or releases are granted by Liquidia to UTC under this Agreement for that subject matter.

4.5           Agreement not to Challenge UTC’s Patents-in-Suit. During the Term, Liquidia agrees not to contest, and not to assist any other Persons (including Liquidia’s Affiliates) in contesting the validity or enforceability of any of UTC’s Patents-in-Suit, or UTC’s ownership of all right, title, and interest in and to UTC’s Patents-in-Suit, including without limitation any post-grant proceedings in front of the USPTO seeking to invalidate or render unpatentable UTC’s Patents-in-Suit (“Patent Challenge”). The foregoing will not preclude Liquidia from filing or maintaining any certifications under 21 U.S.C. § 355(b)(2)(A)(iv) (as amended or replaced) and providing the required notice letter with respect to any product other than (a) the UTC Products referenced in clauses (i) and (ii) of Section 1.17; or (b) any product of UTC that lists any of UTC’s Patents-in-Suit in the Orange Book. Additionally, (i) the first sentence will not apply to situations where Liquidia (or its Affiliate or sublicensee) participates in a Patent Challenge pursuant to a subpoena or court order; (ii) with respect to any third party that becomes an Affiliate of Liquidia as a result of a change of control of Liquidia, this Section 4.5 will not apply to any Patent Challenge involving such third party if such Patent Challenge was initiated before the signing of the definitive document(s) pursuant to which such third party becomes such an Affiliate of Liquidia; or (iii) this Section 4.5 will not apply to situations where such Patent Challenge is a defense to any claim by UTC or its Affiliates, successors, or assignees that Liquidia’s exploitation of any Liquidia product other than the Infringing Liquidia Product infringes any of UTC’s Patents-in-Suit.

4.6           No Rights. By virtue of this Agreement, no rights, other than those expressly set forth in this Agreement, are granted to Liquidia under this Agreement, and no additional rights will be deemed granted to Liquidia by implication, estoppel, or otherwise. The Parties expressly disclaim the grant or existence of any rights that may arise under TransCore, LP v. Elec. Transaction Consultants Corp., 563 F.3d 1271 (Fed. Cir. 2009) and/or Gen. Protecht Grp., Inc. v. Leviton Mfg. Co., 651 F.3d 1355 (Fed. Cir. 2011), and no rights whatsoever are granted, with respect to interstitial lung disease. All rights not expressly granted by UTC or its Affiliates to Liquidia under this Agreement are expressly reserved.

4.7           Limited Expiration. Sections 4.2, 4.3, and 4.5 will expire on the earlier of (i) expiration of the Term; or (ii) expiration of the last to expire of UTC’s Patents-in-Suit containing one or more Valid Claims directed to PH-ILD.

5.             UTC’s Covenants; Agreement not to Contest or Challenge

5.1           Covenant Not to Sue Liquidia. Commencing on the Execution Date and through the Term, and solely with respect to the Non-Infringing Liquidia Product and solely with respect to the indication for PAH, UTC and its Affiliates covenant not to sue, or support or encourage any third party to sue, Liquidia and/or its Affiliates, sublicensees, manufacturers, importers, suppliers, distributors, marketing partners, and customers, for infringement of any UTC’s Patents-in-Suit, based on Liquidia’s and/or any of its Affiliate’s making, using, importing, selling, or offering for sale the Non-Infringing Liquidia Product in or for the Territory for human use; provided, however, that the foregoing covenant not to sue shall also extend to the sale, distribution, promotion, offer for sale, and commercialization of the Infringing Liquidia Product in accordance with the terms of this Agreement until the FDA approval of the amendment to the Product Label for the Non-Infringing Liquidia Product. For the avoidance of doubt, UTC reserves the right to sue Liquidia and/or its Affiliates, sublicensees, manufacturers, importers, suppliers, distributors, marketing partners, and customers, for infringement of any UTC’s Patents-in-Suit for any indication other than PAH.

5.2           No Rights. By virtue of this Agreement, no rights, other than those expressly set forth in this Agreement, are granted to UTC under this Agreement, and no additional rights will be deemed granted to UTC by implication, estoppel, or otherwise. The Parties expressly disclaim the grant or existence of any rights that may arise under TransCore, LP v. Elec. Transaction Consultants Corp., 563 F.3d 1271 (Fed. Cir. 2009) and/or Gen. Protecht Grp., Inc. v. Leviton Mfg. Co., 651 F.3d 1355 (Fed. Cir. 2011). All rights not expressly granted by Liquidia or its Affiliates to UTC under this Agreement are expressly reserved.

6.             Representations and Warranties

6.1           Corporate Power and Authority. Each Party hereto represents and warrants to the other Party as of the Execution Date that (i) it is an entity duly formed, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) it has full power and authority to enter into this Agreement and to perform its obligations hereunder; (iii) the execution, delivery, and performance of this Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or any other consents or approvals; and (iv) each person signing on behalf of a Party hereby expressly warrants and affirms that they have been duly appointed, and are duly authorized, to bind their respective Parties to all the terms and conditions of this Agreement and have bound such Parties by executing this Agreement. Except as expressly set forth in this Agreement, none of the Parties nor any of their respective Affiliates has made and will not be deemed to have made to the other Party or to any of their respective Affiliates any representation or warranty of any kind, and any other representations or warranties are hereby expressly disclaimed, and each Party hereby expressly disclaims reliance on any other representation or warranty not expressly set forth in this Agreement.

6.2           UTC Representations. As of the Execution Date, UTC represents and warrants to Liquidia that (i) UTC owns each of the UTC’s Patents-in-Suit; and (ii) UTC has the requisite power and authority to grant the covenants not to sue in Article 5 of this Agreement.

6.3           Liquidia Representations and Covenant. As of the Execution Date, Liquidia represents and warrants to UTC that (i) Liquidia owns Liquidia’s Patent-in-Suit; (ii) Liquidia has the requisite power and authority to grant the covenants not to sue in Article 4 of this Agreement; and (iii) the One-Time UTC Payment will resolve C.A. No. 2:19-cv-10170 with respect to all parties and that Liquidia has taken or will take the necessary steps to secure any necessary approvals and/or consents from third parties to dismiss such case in accordance with this Agreement.

7.             Term

7.1           Term. Unless earlier terminated in accordance with Section 7.2, the term of this Agreement commenced on the Execution Date and will expire on the later of (i) the last to expire of UTC’s Patents-in-Suit containing one or more Valid Claim directed to PH-ILD; or (ii) the last to expire Valid Claim of Liquidia’s Patent-In-Suit. Upon expiration or termination of this Agreement under this Section 7.1, the provisions of this Section 7.1, Sections 10.2-10.12 (inclusive), and Articles 1, 3, 8, and 9 shall remain in full force and effect in perpetuity.

7.2           Termination for Cause. Either Party may, at its option, terminate this Agreement in the event the other Party commits a material breach under this Agreement and fails to remedy or otherwise cure such breach within thirty (30) days (five (5) days with respect to any payment breach) from the date of receipt of notice of such breach given by the non-breaching Party; provided, however, that if the other Party cures such breach within such thirty (30)-day period (five (5)-day period with respect to any payment breach), then there will be no termination of this Agreement for such breach pursuant to this Section 7.2. Disputes over the existence and/or cure of any alleged material breach and the consequences of termination under this Section 7.2 are subject to the dispute resolution provisions of Section 8.1.

8.             Governing Law and Venue

8.1           Disputes. The Parties will negotiate in good faith and use reasonable efforts to settle any dispute arising from or related to UTC’s Patents-in Suit or Liquidia’s Patent-in-Suit, including the determination of whether a material breach of this Agreement by either Party has occurred and if such material breach has occurred, the consequences of such material breach. If the Parties are unable to resolve a dispute after such good faith discussions, the Parties agree that such dispute will be subject to the exclusive jurisdiction of the State Courts of Delaware.

8.2           Governing Law and Venue. This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, without regard for any conflict of law principles that would dictate the application of the laws of another jurisdiction. The Parties agree that the State Courts of Delaware will have exclusive and sole jurisdiction to enforce any violation of this Agreement, except that, if for any reason that court does not accept jurisdiction, then the United States District Court for the District of Delaware will have exclusive and sole jurisdiction to enforce any violation of this Agreement. The Parties irrevocably and unconditionally hereby consent to the personal jurisdiction and venue of United States District Court for the District of Delaware or the state courts of Delaware, as applicable, for any dispute arising from or relating to this Agreement, or for recognition or enforcement of any judgment, and neither Party will seek to transfer any such actions on the ground of forum non conveniens. The Parties agree that a final judgment, following any appeals, in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.             Confidential Information

9.1           Confidential Information. Except to the degree UTC deems it necessary in connection with the Pending Claims Against Robert Roscigno (subject to any relevant confidentiality or protective order in those actions), each receiving Party will keep confidential and not disclose to other Persons or use for any purpose, other than as authorized by this Agreement, all Confidential Information.

9.2           Permitted Disclosure. Each Party may disclose Confidential Information to (i) its Affiliates, and to its and their directors, employees, consultants, attorneys, and agents, in each case who have a specific need to know and who are bound by a like obligation of confidentiality and restriction on use and disclosure consistent with the terms set forth in this Agreement, (ii) as required by Applicable Law, and (iii) to the extent necessary for the enforcement of this Agreement or rights under this Agreement; provided that the Parties take reasonable and lawful actions to avoid or minimize the degree of such disclosure.

9.3           Return of Confidential Information. This Agreement does not constitute the conveyance of ownership with respect to or a license to any Confidential Information, except as set forth in this Agreement. Except with respect to Confidential Information provided or produced in the Pending Claims Against Robert Roscigno (subject to any relevant confidentiality or protective order in those actions), upon the disclosing Party’s request the receiving Party agrees, except as otherwise provided in this Agreement, to return to the disclosing Party or destroy (and certify such destruction) all documentation or other tangible evidence or embodiment of Confidential Information belonging to the disclosing Party and not to use same, unless otherwise agreed in writing by the Parties or as expressly provided in this Agreement. The Parties agree and acknowledge that the foregoing obligation does not apply to Confidential Information recorded on electronic back-up tapes that are maintained in the ordinary course and are unreasonably difficult to access.

9.4           Disclosure to Governmental Agency or in Discovery. Confidential Information may be disclosed pursuant to a discovery demand; subpoena; order of a court, administrative body, or arbitrator or other governmental requirement or request; or the rules of the stock exchange on which the securities of a Party are listed. If a Party receives a request to disclose the other Party’s Confidential Information pursuant to a discovery demand; subpoena; order of a court, administrative body or arbitrator; or administrative guidance that in the opinion of such Party’s counsel requests disclosure, such Party will notify the other Party within a reasonable time period. A Party may disclose the other Party’s Confidential Information pursuant to such request, provided that it will use reasonable efforts to ensure that such disclosure is subject to a protective order limiting access to the disclosure to outside counsel, expert witnesses and certain employees or other representative of the entity receiving the Confidential Information. Nothing herein will preclude any Party from complying with an order requiring disclosure, or a guidance that in the opinion of such Party’s counsel requires disclosure, of the other Party’s Confidential Information that has been issued by a court, arbitrator or administrative agency of competent jurisdiction.

10.           Miscellaneous

10.1         Specific Performance; Equitable Relief. The Parties acknowledge and agree that a breach or threatened breach of this Agreement will cause the non-breaching Party irreparable damages for which monetary damages would not be an adequate remedy. Accordingly, in the event of any action with respect to such breach or threatened breach in accordance with Section 8.1, the non-breaching Party shall be entitled to seek, in addition to other remedies which may be available, specific performance and other injunctive and equitable relief.

10.2         Audit. Liquidia shall maintain, in accordance with its ordinary course business practices, accurate books and records reasonably sufficient to demonstrate its compliance with Article 4 of this Agreement. At UTC’s request (not to be made more than once in any twelve (12) month period) and expense, Liquidia will permit a reputable, independent third party firm selected by UTC and reasonably acceptable to Liquidia (provided that such third party firm shall not be retained or compensated on a contingency basis) to have access to such records, upon at least forty-five (45) days prior written notice and during ordinary working hours, as may be necessary for UTC to verify Liquidia’s compliance with the terms of this Agreement; provided, however, that Liquidia shall not be required to (i) create any records or reports not maintained in the ordinary course of business; (ii) disclose any information that is subject to attorney-client privilege or attorney work product protection, or the disclosure of which would violate Applicable Law or any obligation of confidentiality owed to a third party; or (iii) provide such third party with access to its premises or personnel. Such third-party firm shall sign a confidentiality agreement in a form and substance reasonably satisfactory to Liquidia and shall also provide any draft audit report prepared by such third party to Liquidia for Liquidia’s review prior to such audit report being released to UTC. After Liquidia’s review, if Liquidia disagrees with any findings in the draft audit report for any reason, Liquidia and such third-party firm shall reasonably discuss Liquidia’s concerns, and Liquidia will have the right to issue a letter in response to the draft audit report, which will be included with the third party’s final audit report released to UTC. The final audit report released to UTC will be limited to the findings of the third-party firm regarding Liquidia’s compliance with the terms of this Agreement. Liquidia shall provide, without condition or qualification, to UTC a copy of the final audit report prepared by such third-party firm promptly (and in any event within five (5) Business Days) following its receipt of same. The findings of such audit and the final audit report, including any confidential information included in the records reviewed by the third party firm to generate such final audit report, will remain and be kept confidential by such third party firm and will be deemed Confidential Information pursuant to this Agreement. The cost of the audit will be borne by UTC.

10.3         Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior or any other agreements, understandings, discussions, negotiations, mediations, proposed agreements or undertakings, whether oral or written, between the Parties regarding the subject matter hereof.

10.4         Assignment; Successors and Assigns. Each Party may assign its rights and obligations under this Agreement to any of its Affiliates, and/or assign its rights and obligations under this Agreement pursuant to a merger, a sale of all or substantially all of the Party’s business assets to which this Agreement relates, or a corporate reorganization, provided, however, that no such assignment shall relieve the assigning Party and/or its Affiliates of any of its obligations hereunder. All rights, releases, conditions and covenants contained herein will run with UTC’s Patents-in-Suit and Liquidia’s Patent-in-Suit and will be binding on any licensee, transferee, acquiror, successors-in-interest or assigns (in whole or in part) thereof and such other party shall execute a written agreement agreeing to be bound by all rights, releases, conditions, and covenants contained herein of this Agreement, and naming the non-assigning Party as a third-party beneficiary (solely with respect to the rights, releases, conditions and covenants of this Agreement that are being agreed upon in such agreement). For clarity, and notwithstanding anything to the contrary under this Agreement, none of the rights, releases, conditions, covenants, or limitations set forth in this Agreement will be binding in respect of any other products (i.e., not a UTC Product or Non-Infringing Liquidia Product) or other intellectual property rights (i.e., not a UTC Patent-in-Suit or Liquidia Patent-in-Suit) of either Party, including any other products or patents and patent applications, owned, licensed, or controlled by a successor-in-interest or assign to either Party (i) prior to such change of control of such Party; or (ii) on or after such change of control of such Party other than any other products or intellectual property rights owned, licensed, or controlled by such successor-in-interest or assign that were acquired from such Party. This Agreement will be binding upon and inure to the benefit of the Parties and their respective successors-in-interest and assigns. Any assignment in violation of this Section 10.4 will be null and void ab initio.

10.5         Counterparts. This Agreement may be signed in any number of counterparts, each of which when so executed will be deemed to be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. Any counterpart may be executed by facsimile or other electronic transmission (including .pdf) and such facsimile or other electronic transmission will be deemed an original.

10.6         Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement, will be in writing and will be deemed to have been duly given (i) upon transmission by electronic mail; and (ii) when delivered in person or on the next business day if transmitted by national overnight courier, in each case, at the following addresses:

If to UTC:

United Therapeutics Corporation
1000 Spring Street

Silver Spring, Maryland 20910

Attn: General Counsel (legal@unither.com)

and a copy to (which shall not constitute notice herein):

William Jackson

Goodwin Procter LLP

1900 N. Street, NW

Washington, DC 20036

wjackson@goodwinlaw.com

Doug Carsten

McDermott Will & Schulte LLP

12636 High Bluff Drive, Suite 325

San Diego, CA 92130

dcarsten@mcdermottlaw.com

If to Liquidia:

Liquidia Technologies, Inc.

419 Davis Drive, Suite 100

Morrisville, NC 27560

Attn: General Counsel

and a copy to (which shall not constitute notice herein):

Sanya Sukduang

Norton Rose Fulbright US LLP

799 9th Street NW, Suite 1000

Washington, DC 2001

Sanya.sukduang@nortonrosefulbright.com

10.7         Severability. If any term or provision of this Agreement is invalid or unenforceable in any situation in any jurisdiction, then (i) the remainder of this Agreement, or the application of such term, covenant or condition to the Parties or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby and each term, covenant or condition of this Agreement will be valid and be enforced to the fullest extent permitted by Applicable Law; and (ii) the Parties covenant and agree to renegotiate any such term, covenant or application thereof in good faith in order to provide a reasonably acceptable and mutual alternative to the term, covenant or condition of this Agreement or the application thereof that is invalid or unenforceable, it being the intent of the Parties that the basic purposes of this Agreement are to be effectuated and any such changes are to be made as closely as possible in an acceptable manner in order for the purposes contemplated hereby to be consummated as originally contemplated to the fullest extent possible.

10.8         Reliance on Advice of Counsel. Each Party expressly acknowledges that it has been represented by counsel or has had the opportunity to be represented by counsel of its choice. In executing this Agreement, each Party further acknowledges that it: (i) has read and considered this Agreement carefully and in its entirety; (ii) was represented by counsel in the negotiation and formation of this Agreement, which negotiation was conducted by the Parties at arm’s length; (iii) has discussed this Agreement with, and relied upon the advice of, such Party’s respective counsel of its choosing; (iv) has been given an adequate and reasonable period of time to consider this Agreement before signing; (v) fully understands the extent and impact of each of this Agreement’s terms and provisions, including the rights, releases, covenants, and conditions contained herein, and the legal effects thereof; and (vi) has executed this Agreement knowingly, voluntarily, and without any coercion, undue influence, threat, or intimidation of any kind whatsoever.

10.9         No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors-in-interest and assigns and, other than as herein expressly stated, will not give or be construed to give any other Person, other than the Parties and such respective successors-in-interest and assigns, any legal or equitable rights hereunder.

10.10       Amendment; Waiver. None of the terms or provisions of this Agreement may be amended, supplemented, or otherwise modified except by a written instrument executed by each Party. No relaxation, forbearance, delay, or indulgence by a Party in enforcing its rights hereunder or the granting of time by such Party will prejudice or affect its rights hereunder. No waiver or breach of any of the terms or provisions of this Agreement will be binding against any Party unless such waiver is in a writing signed by such Party. A waiver by a Party of a breach or provision will not operate as a waiver of any other breach or provision, or of any subsequent or continuing breach.

10.11       No Admissions. Neither the fact of, nor any provision contained in this Agreement, nor any action taken pursuant to its terms will constitute, or be construed as, or be asserted to be, an admission of any wrongdoing, fault or liability of any kind on the part of either Party.

10.12       Mutual Drafting; Construction; Interpretation. Each Party has participated jointly in the negotiation, preparation, drafting and execution of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement, and any other rule of construction that a document will be interpreted or construed against a drafter of such document will not be applicable. This Agreement is an agreement between financially sophisticated and knowledgeable parties and is entered into by the Parties in reliance upon the economic and legal bargains contained herein and therein and will be interpreted and construed in a fair and impartial manner without regard to such factors as the Party who prepared (or caused the preparation of) such agreement or the relative bargaining power of the Parties. Whenever the words “include”, “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation”.

10.13       Headings and Captions. Headings and captions used in this Agreement are for ease of reference only, and do not constitute part of this Agreement, nor will they be used as an aid in the construction hereof.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date of signature set forth below.

UNITED THERAPEUTICS CORPORATION

By:	/s/ Michael Benkowitz
	Name:	Michael Benkowitz
	Date:	October 13, 2026 | 5:01:50 PM EDT
	Title:	President & COO

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Roger Jeffs
	Name:	Roger Jeffs
	Date:	13-Oct-2026
	Title:	CEO

SCHEDULE A

United Therapeutics Corporation v. Liquidia Technologies, Inc., C.A. No. 1:23-cv-00975

United Therapeutics Corporation v. Liquidia Technologies, Inc., C.A. No. 1:25-cv-00368

Liquidia Technologies, Inc., v. United Therapeutics Corporation, C.A. No. 1:25-cv-00299

Sandoz Inc. and RareGen, LLC v. United Therapeutics Corporation and Smiths Medical ASD, Inc., No. 2:19-cv-10170 (D.N.J.)

Sandoz Inc. and RareGen, LLC, n/k/a Liquidia PAH, LLC v. United Therapeutics Corporation and Smith Medical ASD, Inc., No. 24-3067 (3d Cir.)

Pending Claims Against Robert Roscigno

United Therapeutics Corporation and Lung Biotechnology PBC v. Liquidia Technologies, Inc. and Robert Roscigno, No. 21CVS004094-310

United Therapeutics Corporation and Lung Biotechnology PBC v. Robert Roscigno and Liquidia Technologies, Inc. (No. 24CVS3755)

SCHEDULE B

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

UNITED THERAPEUTICS CORPORATION, Plaintiff, v. LIQUIDIA TECHNOLOGIES, INC, Defendant.	C.A. No. 23-00975-RGA-SRF

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiff United Therapeutics Corporation (“UTC”) and Defendant Liquidia Technologies, Inc. (“Liquidia”) (together with UTC, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.            Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between UTC and Liquidia are hereby dismissed with prejudice; and

2.            Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

United States District Judge

SCHEDULE C

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF NORTH CAROLINA

CIVIL ACTION NO. 1:25-CV-00299-TDS-JLW

LIQUIDIA TECHNOLOGIES, INC., Plaintiff, v. UNITED THERAPEUTICS CORPORATION, Defendant.

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiff Liquidia Technologies, Inc. (“Liquidia”) and Defendant United Therapeutics Corporation (“UTC”) (together with UTC, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.             Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between UTC and Liquidia are hereby dismissed with prejudice; and

2.             Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

United States District Judge

SCHEDULE D

IN THE UNITED STATES DISTRICT COURT

FOR THE MIDDLE DISTRICT OF NORTH CAROLINA

CIVIL ACTION NO. 1:25-CV-00368-TDS-JGM

UNITED THERAPEUTICS CORPORATION, Plaintiff, v. LIQUIDIA TECHNOLOGIES, INC., Defendant.	JURY TRIAL DEMANDED

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiff United Therapeutics Corporation (“UTC”) and Defendant Liquidia Technologies, Inc. (“Liquidia”) (together with UTC, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.             Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between UTC and Liquidia are hereby dismissed with prejudice; and

2.             Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

United States District Judge

SCHEDULE E

STATE OF NORTH CAROLINA DURHAM COUNTY	IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION 21CVS004094-310

UNITED THERAPEUTICS CORPORATION and LUNG BIOTECHNOLOGY PBC, Plaintiffs, v. LIQUIDIA TECHNOLOGIES, INC. and ROBERT ROSCIGNO, Defendants.

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiffs United Therapeutics Corporation and Lung Biotechnology PBC (collectively, “Plaintiffs”) and Defendant Liquidia Technologies, Inc. (“Liquidia”) (together with Plaintiffs, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice with respect to the Parties only and not Defendant Robert Roscigno;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.	Pursuant to Rule 41 of the North Carolina Rules of Civil Procedure, all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between the Parties but excluding Defendant Robert Roscigno are hereby dismissed with prejudice; and

2.	Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

Superior Court Judge

SCHEDULE F

STATE OF NORTH CAROLINA DURHAM COUNTY	IN THE GENERAL COURT OF JUSTICE SUPERIOR COURT DIVISION 24CV003755-310

UNITED THERAPEUTICS CORPORATION, and LUNG BIOTECHNOLOGY PBC, Plaintiff, v. LIQUIDIA TECHNOLOGIES, INC. and ROBERT ROSCIGNO, Defendants.

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiffs United Therapeutics Corporation and Lung Biotechnology PBC (collectively, “Plaintiffs”) and Defendant Liquidia Technologies, Inc. (“Liquidia”) (together with Plaintiffs, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice with respect to the Parties only and not Defendant Robert Roscigno;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.	Pursuant to Rule 41of the North Carolina Rules of Civil Procedure, all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between the Parties but excluding Defendant Robert Roscigno are hereby dismissed with prejudice; and

2.	Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

Superior Court Judge

SCHEDULE G

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF NEW JERSEY

Sandoz, Inc. and Raregen, LLC, n/k/a Liquidia PAH, LLC Plaintiffs, v. United Therapeutics Corporation and Smith Medical ASD, Inc., Defendants.	C.A. No. 2:19-cv-10170

STIPULATION AND [PROPOSED] ORDER OF DISMISSAL WITH PREJUDICE

WHEREAS, Plaintiffs Sandoz, Inc. and Raregen, LLC, n/k/a Liquidia PAH, LLC and Defendants United Therapeutics Corporation and Smith Medical ASD, inc. (collectively, “the Parties”) have entered into a settlement agreement, and mutually agree to voluntarily dismiss all claims, counterclaims, and defenses asserted in the above-captioned case with prejudice;

NOW THEREFORE IT IS HEREBY STIPULATED by the Parties that:

1.	Pursuant to Federal Rule of Civil Procedure 41(a)(1)(A)(ii), all claims, counterclaims, defenses, and demands asserted in the above-captioned case by and between the Parties are hereby dismissed with prejudice; and

2.	Each Party will bear its own attorneys’ fees and costs.

IT IS SO ORDERED this ____ day of ________, 2026.

United States District Judge

SCHEDULE H

UNITED STATES COURT OF APPEALS FOR THE THIRD CIRCUIT

XCO-020

Nos. 24-3067, 24-3116 & 24-3146

SANDOZ, INC.; RAREGEN, LLC, n/k/a Liquidia PAH, LLC

v.

UNITED THERAPEUTICS CORPORATION; SMITHS MEDICAL ASD, INC.

(D.N.J. No. 2:19-cv-10170)

STIPULATION OF DISMISSAL PURSUANT TO F.R.A.P. 42(b)

UNITED STATES COURT OF APPEALS FOR THE THIRD CIRCUIT

Sandoz, Inc. and Raregen, LLC, n/k/a Liquidia PAH, LLC Plaintiff-Appellee, v. United Therapeutics Corporation and Smith Medical ASD, Inc., Defendants-Appellants and Cross-Appellee.	Nos. 24-3067, 24-3116, and 24-3146

STIPULATION OF DISMISSAL PURSUANT TO F.R.A.P. 42(b)

WHEREAS, Appellee Sandoz, Inc. and Raregen, LLC, n/k/a Liquidia PAH, LLC and Appellants and Cross-Appellee United Therapeutics Corporation and Smith Medical ASD, Inc. (collectively, “the Parties”) have entered into a settlement agreement;

IT IS HEREBY STIPULATED AND AGREED by and between the Parties that the above captioned appeals, Nos. 24-3067, 24-3116, and 24-3146, are voluntarily dismissed as to the Parties pursuant to Federal Rule of Appellate Procedure 42(b).

Each Party will bear its own attorneys’ fees and costs

SCHEDULE I

Dear Health Care Provider:

We are writing to inform you of an upcoming change to the YUTREPIA (treprostinil) inhalation powder Prescribing Information. Due to recent developments in litigation, we are discontinuing promotion of YUTREPIA for pulmonary hypertension associated with interstitial lung disease (PH-ILD). The litigation impacts the indication language with respect to PH-ILD only. Specifically, YUTREPIA will no longer be indicated for treatment of PH-ILD. Going forward, YUTREPIA will be indicated for treatment of pulmonary arterial hypertension (PAH) only. Any PH-ILD patients prescribed YUTREPIA should be transitioned to an alternative therapy. We will be introducing new referral and application forms for YUTREPIA and its patient support programs (including the voucher program) requiring healthcare practitioners to certify with a checkbox that the patient has Group 1 PAH. All prior forms are null and void, and should be replaced with the new forms.

We understand this update may cause confusion and are here to answer any questions you may have.

We would like to assure you that YUTREPIA remains commercially available and in supply for treatment of PAH only through our specialty pharmacy partners.

Sincerely,

Roger Jeffs

Chief Executive Officer

SCHEDULE J

Dear Payer, Clients, Health Plan Leadership, and Plan Negotiators:

We are writing to inform you of an upcoming change to the YUTREPIA (treprostinil) inhalation powder Prescribing Information. Due to recent developments in litigation, we are discontinuing promotion of YUTREPIA for pulmonary hypertension associated with interstitial lung disease (PH-ILD). The litigation impacts the indication language with respect to PH-ILD only. Specifically, YUTREPIA will no longer be indicated for treatment of PH-ILD. Effective immediately, we ask you to deny any prior authorization request for the use of YUTREPIA for the treatment of PH-ILD. Going forward, YUTREPIA will be indicated for treatment of pulmonary arterial hypertension (PAH) only. We will be introducing new referral and application forms for YUTREPIA and its patient support programs (including the voucher program) requiring healthcare practitioners to certify with a checkbox that the patient has Group 1 PAH. All prior forms are null and void, and should be replaced with the new forms.

We understand this update may cause confusion and are here to answer any questions you may have.

Sincerely,

Roger Jeffs

Chief Executive Officer

List of Entities the Above Letter in Schedule J Should be Sent To

1.	All Liquidia Contracted Payers and Distributors, including but not limited to the following payers:

i.	Ascent Health Services LLC

ii.	CVS Caremark Part D Services, L.L.C.

iii.	Emisar Pharma Services LLC

iv.	Express Scripts Senior Care Holdings, Inc.

v.	Express Scripts Senior Care Holdings LLC

vi.	Humana Pharmacy Solutions, Inc.

vii.	OptumRx, Inc.

viii.	Zinc Health Services, LLC

2.	Alchemy Healthcare Solutions

a.	With required distribution to the payer contact and alert lists (including with distribution to info@buyandbill.com) and required posting of the letter under payer or drug alert sections on buyandbill.com.

3.	MMIT

a.	With required distribution to any payer contact and alert lists, including lists through RJ Health, an MMIT Company and required posting of the letter under payer or drug alert sections on reimbursementcodes.com.

If Liquidia does not have subscription with Alchemy HealthCare Solutions and MMIT which allows the above actions, Liquidia must purchase a subscription which allows such distribution within five (5) days of execution of the Agreement.

SCHEDULE K

Dear Pharmacy:

We are writing to inform you of an upcoming change to the YUTREPIA (treprostinil) inhalation powder Prescribing Information. Due to recent developments in litigation, we are discontinuing promotion of YUTREPIA for pulmonary hypertension associated with interstitial lung disease (PH-ILD). The litigation impacts the indication language with respect to PH-ILD only. Specifically, YUTREPIA will no longer be indicated for treatment of PH-ILD.

Going forward, YUTREPIA will be indicated for treatment of pulmonary arterial hypertension (PAH) only. We will be introducing new referral and application forms for YUTREPIA and its patient support programs (including the voucher program) requiring healthcare practitioners to certify that the patient has Group 1 PAH. All prior forms are null and void, and should be replaced with the new forms. To the extent your pharmacy uses its own referral forms, you are hereby instructed to include a mandatory certification with a checkbox that the patient has Group 1 PAH on your own forms. To the extent you have pending referrals for YUTREPIA on the old forms or you receive a form that does not certify that the patient has Group 1 PAH, you must reach out to the healthcare practitioners to obtain verbal attestations that the patient has Group 1 PAH.

We are here to answer any questions you may have.

Sincerely,

Roger Jeffs

Chief Executive Officer